SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2012

STRIKEFORCE TECHNOLOGIES, INC.

Wyoming	333-122113	22-3827597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1090 King Georges Post Road, Suite 603, Edison, NJ	08837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(732) 661 9641

N/A

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of the Stockholders of StrikeForce Technologies, Inc. (the “Company”), held on November 16, 2012, the stockholders of the Company approved each of the proposals set forth below by the final voting results set forth below. (Note that the voting results include both the common stock votes and the preferred stock votes [the preferred stock are provided votes equivalent of 80% of the aggregate voting shares and calculated in the totals below]).

Proposal 1

To elect the following individuals as directors of the Company, each to serve a term of one year or until his or her successor is duly elected or appointed:

	Number of Shares
	Votes For	Votes Withheld
Mark L. Kay	1,037,217,928	8,814,015
Ramarao Pemmaraju	1,037,224,398	8,807,545
George Waller	1,037,230,678	8,801,265

Proposal 2

To ratify the appointment of Li & Company, as the Company’s independent registered public accounting firm:

Number of Shares
Votes For	Votes Against	Abstain
1,154,812,141	1,294,749	2,779,354

Proposal 3

To approve ratification of the Company’s 2012 Stock Option Plan:

Number of Shares
Votes For	Votes Against	Abstain
1,034,477,842	1,209,600	10,344,501

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRIKEFORCE TECHNOLOGIES, INC.
(Registrant)

	By:	/s/ Mark L. Kay
Mark L. Kay
	Its:	Chief Executive Officer
Dated: November 19, 2012